SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 27, 2007

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Credit Agreement

Certain indirect wholly-owned subsidiaries of Pacific Ethanol, Inc. (the “Company”), specifically, Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC, Pacific Ethanol Imperial, LLC, and Pacific Ethanol Magic Valley, LLC (the “Borrowers”), have entered into that certain Credit Agreement, dated as of February 27, 2007 (the “Credit Agreement”), by and among the Borrowers, the lenders party thereto, WestLB AG, New York Branch, as administrative agent, lead arranger and sole bookrunner, WestLB AG, New York Branch, as collateral agent, Union Bank of California, N.A., as accounts bank, Mizuho Corporate Bank, Ltd., as lead arranger and co-syndication agent, CIT Capital Securities LLC, as lead arranger and co-syndication agent, Cooperative Centrale Raiffeisen-Boerenleenbank BA., “Rabobank Nederland”, New York Branch, as lead arranger and co-documentation agent, and Banco Santander Central Hispano S.A., New York Branch, as lead arranger and co-documentation agent. The Credit Agreement provides for (1) a construction loan facility in an aggregate amount of up to $300 million which matures on the earlier of October 27, 2008 and the date the construction loans made thereunder are converted into term loans (the “Conversion Date”), (2) a term loan facility in an aggregate amount of up to $300 million which matures on the date which is 84 months after the Conversion Date, and (3) a working capital and letter of credit facility in an aggregate amount of up to $25 million which matures on the date which is 12 months after the Conversion Date. In addition, the Borrowers have the ability from time to time to renew all or a portion of the commitments of the lenders under the working capital and letter of credit facility, subject to the approval of the applicable lender. The primary purpose of the credit facility is to provide debt financing in connection with the development, construction, installation, engineering, procurement, design, testing, start-up, operation and maintenance of the Borrowers’ Madera, California; Stockton, California; Boardman, Oregon; Burley, Idaho; and Brawley, California ethanol plants.

During the term of the working capital and letter of credit facility, the Borrowers may borrow, repay and re-borrow amounts available under the working capital and letter of credit facility. Loans made under the construction loan or the term loan facility may not be re-borrowed once repaid or prepaid. Loans made under the construction loan facility do not amortize, and are fully due and payable on their maturity date. The term loan facility is intended to refinance the loans made under the construction loan facility. Loans made under the term loan facility amortize at a 6.0% per annum rate from and after the Conversion Date, and the remaining principal amounts are fully due and payable on their maturity date. Loans made under the working capital and letter of credit facility are fully due and payable on their maturity date.

The Borrowers have the option to select floating or periodic fixed-rate loans under the terms of the Credit Agreement. Depending upon the type of loan and whether the loan is made under the construction loan facility, the term loan facility or the working capital and letter of credit facility, loans under the Credit Agreement bear interest at rates ranging from 2.25% to 4.50% over the selected fixed or floating interest rate. Interest on floating rate loans is payable quarterly in arrears, while interest on the various fixed-rate loans available under the credit facility is payable quarterly (or if earlier at the end of selected interest periods ranging from one to six months).

The Borrowers pay a quarterly commitment fee 0.50% of the unused portion of the construction loan facility and the working capital and letter of credit facility. In addition to the quarterly commitment fee described above, the Borrowers are also required to pay certain letter of credit and related fronting fees and other administrative fees pursuant to the terms of the Credit Agreement.

Borrowings and the Borrowers’ other obligations under the credit facility and any related interest rate hedging agreements are secured by a first-priority security interest in all of the equity interests in the Borrowers and substantially all the assets of the Borrowers.

Loans outstanding under the Credit Agreement are subject to mandatory prepayment in certain circumstances, including, but not limited to, mandatory prepayments based upon receipt of certain proceeds of asset sales, casualty proceeds and termination payments. In addition, the Borrowers must prepay loans under the working capital and letter of credit facility from time to time if the prevailing borrowing base is less than the aggregate amount of such loans.

Loans and letters of credit under the credit facility are subject to conditions precedent, including, among others, the absence of a material adverse effect; the absence of defaults or events of defaults; the accuracy of certain representations and warranties; the maintenance of a debt to equity ratio which is not in excess of 65:35; title insurance date-downs; payment of fees and expenses; the contribution of all required equity, which is anticipated to be approximately $218.8 million in the aggregate; obtainment of required contracts, permits and insurance; and certain certifications from the independent engineer in respect of construction progress. Loans and letters of credit under the credit facility are also generally not available for the Madera plant or the Boardman plant until its completion. Also, the Borrowers may not be able to fully utilize the credit facility if the completed ethanol plants fail to meet certain minimum performance standards. Finally, disbursements from the construction and term facility are limited to a percentage of project costs of the corresponding plant and in any event are not to exceed approximately $1.15 per gallon of annual production capacity of the plant.

The Company expects to achieve a senior debt to equity ratio of approximately 55:45 upon commencement of commercial operations of each of the Madera and Boardman ethanol plants. The Company expects to achieve a senior debt to equity ratio of approximately 35:65 during the construction phase of each of the Burley, Stockton, and Brawley ethanol plants. Upon commencement of commercial operations of each of these plants, the Company expects to draw additional funds to increase the senior debt to equity ratio to approximately 55:45.

The Credit Agreement and the related loan documentation include, among other terms and conditions, limitations (subject to specified exclusions) on the Borrowers’ ability to make asset dispositions; merge or consolidate with or into another person or entity; create, incur, assume or be liable for indebtedness; create, incur or allow liens on any property or assets; make investments; declare or make specified restricted payments or dividends; enter into new material agreements; modify or terminate material agreements; enter into transactions with affiliates; change their line of business; and establish bank accounts. In addition, the Credit Agreement and the related loan documentation, among other terms and conditions, require (subject to specified exclusions) the Borrowers to complete their respective ethanol plants by October 27, 2008; maintain adequate and specified insurance; maintain their separate existence from their upstream affiliates (including the Company); provide the lenders’ with a first-priority security interest in the collateral; maintain an interest rate and commodity hedge protection program; and comply with laws and permits.

The Company’s aggregate transaction expenses (including investment banking fees and legal costs) in connection with the negotiation, documentation and closing of the credit facility are estimated to be $10.8 million. In addition, the Borrowers are responsible for certain of the agents’, the lenders’ and their consultants’ and legal counsel’s on-going costs and expenses related to the credit facility.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Sponsor Support Agreement

In connection with and as a condition to closing under the credit facility described above, the Company entered into that certain Sponsor Support Agreement, dated as of February 27, 2007, among Pacific Ethanol Holding Co. LLC, WestLB AG, New York Branch, as administrative agent (the “Administrative Agent”), and the Company (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, the Company provides limited contingent equity support in connection with the development, construction, installation, engineering, procurement, design, testing, start-up and maintenance of the Borrowers’ Boardman, Oregon; Burley, Idaho; Stockton, California; and Brawley, California ethanol plants. In particular, the Company has agreed to contribute to the Borrowers up to approximately $14.6 million (for the Stockton ethanol plant), approximately $13.4 million (for the Burley ethanol plant) and approximately $14.3 million (for the Brawley ethanol plant) (collectively, the “Sponsor Funding Cap”) of contingent equity in the event the Borrowers’ have insufficient funds to either pay their project costs (other than debt service under the credit facility described above) as they become due and payable or cause such ethanol plants to be completed by the Conversion Date. The amount of the Sponsor Funding Cap can be increased or decreased over time in order to ensure that the Company is providing contingent equity through the completion of the Stockton, Burley and Brawley ethanol plants in an amount equal to 25% of the construction costs associated with such plants. Furthermore, the unused portions of the Sponsor Funding Cap attributable to such plants may be re-allocated upon the completion of such plant to the Sponsor Funding Cap of the other ethanol plants which have not yet been completed and have used at least 50% of their budgeted contingency or used for warranty work as described, and for the plants identified, in the paragraph immediately below.

In addition, to the extent not performed by third-party suppliers, vendors or contractors and subject to specified exclusions, the Company has agreed to provide a warranty with respect to the Boardman, Oregon; Burley, Idaho; Stockton, California; and Brawley, California ethanol plants. The term of the warranty is one year from the date such ethanol plant achieves commercial operations. The term of the warranty is one year from the date such ethanol plant achieves commercial operations, and may be extended for an additional one year term limited to warranty repairs during the initial one year period. The Company’s obligations under the warranty are capped at the Sponsor Funding Cap (as the same may have been previously reduced in connection with the Company’s prior contingent equity contributions).

The Administrative Agent has the right to request that the Company cash collateralize, provide a letter of credit or otherwise contribute the Company’s limited contingent equity upon the acceleration of the loans under the credit facility described above.

The Company has the right to receive reimbursement for certain of the Company’s contingent equity payments, including under certain circumstances from the proceeds of loans under the credit facility described above and liquidated damage and warranty payments made by third-party suppliers, vendors or contractors.

Until the Company’s contingent equity obligations have been fully performed or the warranty period has expired, the Company may not incur any secured indebtedness for borrowed money, grant liens on the Company’s assets or provide any secured credit enhancements in an aggregate amount in excess of $10 million unless the Company provides the lenders under the credit facility with the same liens or credit support.

The Company’s obligations under the Sponsor Support Agreement will terminate on the earlier of the date the Company’s contingent equity obligations have been fully performed, the date the warranty period has expired and the date the loans and the Borrowers’ other obligations under the credit facility described above have been repaid in full and satisfied.

The description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Sponsor Support Agreement, which is filed as Exhibit 10.2 to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)   On February 27, 2007, the Company, through certain indirect wholly-owned subsidiaries, obtained a credit facility by entering into the Credit Agreement and Sponsor Support Agreement, as described above under Item 1.01 The disclosures contained above under Item 1.01 are incorporated herein by reference.

(b)   Not applicable.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Number	Description

10.1
Credit Agreement, dated as of February 27, 2007, by and among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC, Pacific Ethanol Imperial, LLC, and Pacific Ethanol Magic Valley, LLC, as borrowers, the lenders party thereto, WestLB AG, New York Branch, as administrative agent, lead arranger and sole book runner, WestLB AG, New York Branch, as collateral agent, Union Bank of California, N.A., as accounts bank, Mizuho Corporate Bank, Ltd., as lead arranger and co-syndication agent, CIT Capital Securities LLC , as lead arranger and co-syndication agent, Cooperative Centrale Raiffeisen-Boerenleenbank BA., “Rabobank Nederland”, New York Branch, and Banco Santander Central Hispano S.A., New York Branch

10.2	Sponsor Support Agreement, dated as of February 27, 2007, by and among Pacific Ethanol, Inc., Pacific Ethanol Holding Co. LLC and WestLB AG, New York Branch, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2007	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1
Credit Agreement, dated as of February 27, 2007, by and among Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton, LLC, Pacific Ethanol Imperial, LLC, and Pacific Ethanol Magic Valley, LLC, as borrowers, the lenders party thereto, WestLB AG, New York Branch, as administrative agent, lead arranger and sole book runner, WestLB AG, New York Branch, as collateral agent, Union Bank of California, N.A., as accounts bank, Mizuho Corporate Bank, Ltd., as lead arranger and co-syndication agent, CIT Capital Securities LLC, as lead arranger and co-syndication agent, Cooperative Centrale Raiffeisen-Boerenleenbank BA., “Rabobank Nederland”, New York Branch, and Banco Santander Central Hispano S.A., New York Branch

10.2	Sponsor Support Agreement, dated as of February 27, 2007, by and among Pacific Ethanol, Inc., Pacific Ethanol Holding Co. LLC and WestLB AG, New York Branch, as administrative agent